UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D)
Of The Securities Exchange Act Of 1934

November 8, 2007  (November 7, 2007)

Date of Report (Date of earliest event reported)

ARCH CAPITAL GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM      8.01        Other Events.

Preferred Share Dividends.  On November 7, 2007, Board of Directors (the “Board”) of Arch Capital Group Ltd. (“ACGL”) declared dividends with respect to the outstanding (1) 8,000,000 shares of its 8.00% Non-Cumulative Preferred Shares, Series A, $0.01 per share (the “Series A Shares”), with a liquidation preference of $25.00 per share, and (2) 5,000,000 shares of its 7.875% Non-Cumulative Preferred Shares, Series B, $0.01 per share (the “Series B Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on February 15, 2008 to holders of record of the Series A Shares and the Series B Shares, as applicable, as of February 1, 2008, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series A	12/31/07	11/15/07-12/31/07	$2,044,444	$0.2556
	2/14/08	1/1/08-2/14/08	1,955,556	0.2444
			$4,000,000	$0.50
Series B	12/31/07	11/15/07-12/31/07	$1,257,813	$0.2516
	2/14/08	1/1/08-2/14/08	1,203,125	0.2406
			$2,460,938	$0.4922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: November 8, 2007	By	/s/ JOHN D. VOLLARO
	Name:	John D. Vollaro
	Title:	Executive Vice President, Chief Financial Officer and Treasurer